Exhibit 16.1


                             SANFORD FEIBUSCH CPA PC
                                8 CARPENTER COURT
                               MONSEY, N.Y. 10952
                                  (845)368-2397

April 5, 2005

Securities and Exchange Commission
450 Fifth Street NW
Washington , DC 20549

Subject: Safari Associates , Inc.


Gentlemen:

I have read Item 4.01 of Form 8-K dated April 5, 2005, of Safari Associates ,Inc..(the "Registrant") and am in agreement with the statements in the first second, third and fourth paragraphs thereof,.. I have no basis to agree or disagree with the statements contained in the fifth paragraph of the above referenced filing.

                                                  /s/ Sanford Feibusch CPA PC